Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer and as the Chief Financial Officer of Wuhan General Group (China), Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.
The annual report of the Company for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The foregoing certifications are made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350) and shall not be relied upon for any other purpose.

Date: March 31, 2008	/s/ Xu Jie
Xu Jie President and Chief Executive Officer

Date: March 31, 2008	/s/ Kuang Yuandong
Kuang Yuandong Chief Financial Officer